SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2013

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 7.01 Regulation FD Disclosure
Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is our news release announcing an increase the regular, quarterly cash dividend to $0.30 per share and an increase of $100 million to our allocation to be used for share repurchase or debt retirement.

Also included in that news release is our disclosure of dates associated with our 2014 Annual Meeting of Shareholders, which will be held on May 28, 2014 at our headquarters in Birmingham, Alabama. The record date for the meeting is March 31, 2014.

Additionally, we are providing, as Exhibit 99.2, materials which will we will use during investor meetings starting December 5, 2013

Item 8.01 Other Events
Declaration of Dividend
The dividend announced today will be paid on January 9, 2014 to shareholders of record as of December 27, 2013. Our dividend policy will now anticipate a total annual dividend of $1.20 per share, to be paid in equal quarterly installments. However, any decision to pay future cash dividends will be subject to the Board’s final determination after a comprehensive review of the company’s financial performance, future expectations and other factors deemed relevant by the Board. On an annualized basis, the increased quarterly dividend represents a yield of approximately 2.5% based on the $48.07 per share closing price of our stock on the New York Stock Exchange on December 3, 2013.

Authorization of Funds for Share Buyback or Debt Retirement
The Board’s authorization of an additional $100 million to be used for share repurchase or debt retirement is effective immediately, and brings the outstanding authorization to $227 million, which the company will seek to deploy in the near term, depending on market conditions as well as the company’s view of its future capital needs. Any share repurchase activity will be subject to limitations that may be imposed on such purchases by the rules of the New York Stock Exchange and applicable securities laws and regulations, including Rule 10b5-1 and Rule 10b-18 under the Securities Exchange Act of 1934, as amended.

2012 Annual Meeting of Shareholders
Our Board has established May 28, 2014 as the date of the 2014 Annual Meeting of Shareholders to be held at our headquarters in Birmingham, Alabama. The record date for the meeting is March 31, 2014.
Item 9.01 Financial Statements and Exhibits
99.1
News release issued on December 4, 2013, announcing an increase the regular, quarterly cash dividend to $0.30 per share and an increase of $100 million to our allocation to be used for share repurchase or debt retirement.

Also included in that news release is our disclosure of dates associated with our 2014 Annual Meeting of Shareholders, which will be held on May 28, 2014 at our headquarters in Birmingham, Alabama. The record date for the meeting is March 31, 2014.

We are furnishing Exhibit 99.1 to this Current Report on Form 8-K solely for the purpose of incorporation by reference into Items 7.01 and 9.01. This exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

99.2	Presentation materials for investor meetings.

We are furnishing Exhibit 99.2 to this Current Report on Form 8-K solely for the purpose of incorporation by reference into Items 7.01 and 9.01. This exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2013
PROASSURANCE CORPORATION
by: /s/ Frank B. O’Neil
Frank B. O’Neil Senior Vice-President